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                                                             Exhibit 99(d)(iii)


Control No.                       Maximum Primary Subscription Shares Available


       THE OFFER EXPIRES AT 5:00 P.M., EASTERN TIME, ON JUNE 18, 2004*

                            H&Q HEALTHCARE INVESTORS
                 NON-TRANSFERABLE RIGHTS TO SUBSCRIBE FOR SHARES

                                  EXERCISE FORM

Dear Shareholder:

You are entitled to exercise the Rights issued to you as of May 26, 2004, the Record Date for the Trust's rights offering, to subscribe for the number of shares of beneficial interest ("Shares") of H&Q Healthcare Investors ("Trust") shown on this Exercise Form pursuant to the Primary Subscription upon the terms and conditions specified in the Trust's prospectus dated May 26, 2004 ("Prospectus"). The terms and conditions of the rights offering ("Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. As a holder of Rights, you are entitled to purchase one Share for each three Rights you exercise. In accordance with the Over-Subscription Privilege, as a holder of Rights, you are also entitled to subscribe for additional Shares, if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Trust may, at the discretion of the Board of Trustees, issue up to an additional 1,259,036 Shares in order to cover such over-subscription requests. To the extent the Trust determines not to issue additional Shares to honor all over-subscriptions, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Trust, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Trust will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                               SAMPLE CALCULATION

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                   PRIMARY SUBSCRIPTION ENTITLEMENT (1-FOR-3)

                  NUMBER OF SHARES OWNED ON THE RECORD DATE   100

                NUMBER OF RIGHTS ISSUED*   102 [DIVIDED BY] 3 = 34 NEW SHARES

           * AUTOMATICALLY ROUNDED UP TO THE NEAREST NUMBER OF RIGHTS
                           EVENLY DIVISIBLE BY THREE.

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                               SUBSCRIPTION PRICE

The Subscription Price will be 95% of the lower of (i) the volume weighted average share price of a Share on the New York Stock Exchange on June 21, 2004 ("Pricing Date") and the four preceding business days, or (ii) the net asset value per Share on the Pricing Date.

                          METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (I) COMPLETE AND SIGN THIS EXERCISE FORM ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (II) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, EQUISERVE TRUST COMPANY, BEFORE 5:00 P.M., EASTERN TIME, ON JUNE 18, 2004 ( "EXPIRATION DATE").*

Full payment of the Estimated Subscription Price per share for all Shares subscribed for pursuant to both the Primary Subscription and Over-Subscription Privilege must accompany this Exercise Form and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to H&Q Healthcare Investors. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Exercise Form, and full payment, as described in such notice, must be received by the Subscription Agent no later than the close of business on the third business day after the Expiration Date. For additional information, see the Prospectus.

                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

                                  Account #:

                                  Maximum Primary Shares Available:

                                  Number of Rights Issued:


                                                             (continued on back)

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Stock certificates for the shares acquired pursuant to the Primary Subscription will be mailed promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Trust to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.


BY FIRST CLASS MAIL:             BY EXPRESS MAIL OR              BY HAND:
                                 OVERNIGHT COURIER:
EquiServe Trust Company          EquiServe Trust Company         EquiServe Trust Company
Corporate Reorganization         Corporate Reorganization        c/o Securities Transfer & Reporting
P.O. Box 859208                  161 Baystate Drive              100 William Street, 3rd Floor
Braintree, MA  02185             Braintree, MA  02184            New York, NY  10038

          Delivery to an address other than one of the addresses listed above will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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

SECTION 1: OFFERING INSTRUCTIONS (CHECK THE APPROPRIATE BOXES)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

[ ] I apply for ALL of my entitlement of new Shares pursuant to the Primary Subscription _____________________ x $_____[DAGGER] = $ __________
                      (no. of new Shares)

[ ] I apply for new Shares pursuant to the Over-Subscription
Privilege** _______________________________ x  $_____[DAGGER] = $ ___________
               (no. of additional Shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

[ ] I apply for ___________________________ x  $_____[DAGGER] = $ ___________
                   (no. of new Shares)

                                                AMOUNT ENCLOSED $ ___________

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SECTION 2:  SUBSCRIPTION AUTHORIZATION

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of new Shares indicated above on the terms and conditions set in the Prospectus. I understand and agree that I will be obligated to pay any additional amount to the Trust if the Subscription Price as determined on the Pricing Date is in excess of the $____ Estimated Subscription Price per Share.

I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Trust may exercise any of the remedies provided for in the Prospectus.

Signature of subscriber(s)    --------------------------------------------------

                              --------------------------------------------------

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Telephone number (including area code) (    )  ---------------------------------

If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Exercise Form you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address above and note if it is a permanent change.
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*         Unless the Offer is extended by the Trust.

** You can only over-subscribe if you have fully exercised your Primary Subscription Rights.

[DAGGER] NOTE: $____ per share is an estimated price only. The Subscription Price will be determined on June 21, 2004, the Pricing Date
          (which is the first business day after the Expiration Date, unless extended), and could be higher or lower depending on the changes in the net asset value and market price of a Share.

   ANY QUESTIONS REGARDING THIS EXERCISE FORM AND THE OFFER MAY BE DIRECTED TO THE INFORMATION AGENT, THE ALTMAN GROUP, INC., TOLL-FREE AT (800) 870-0126.